UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2013

RUBICON TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33834	36-4419301
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 East Green Street Bensenville, Illinois		60106
(Address of principal executive offices)		(Zip Code)

(847) 295-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 2, 2013, Rubicon Technology, Inc. (the “Company”) entered into a Loan and Security Agreement (the “Loan Agreement”) with Silicon Valley Bank (the “Lender”). The Loan Agreement provides for total revolving loan availability of $25 million and is secured by substantially all of the Company’s assets (other than intellectual property). The Loan Agreement is guaranteed by the Company’s wholly-owned domestic subsidiary, Rubicon Worldwide LLC. The Loan Agreement is scheduled to mature on January 2, 2016.

Borrowings under the Loan Agreement will bear interest at different rates depending upon whether the Streamline Period (as defined in the Loan Agreement) is in effect and whether the advance is a LIBOR advance or a Prime Rate advance (as provided in the Loan Agreement). If the Streamline Period is not in effect, the applicable rate will be LIBOR plus 2.75% per annum for LIBOR advances and The Wall Street Journal Prime Rate plus 0.50% per annum for Prime Rate advances. If the Streamline Period is in effect, the applicable rate will be LIBOR plus 2.25% per annum for LIBOR advances and The Wall Street Journal Prime Rate per annum for Prime Rate advances.

The Loan Agreement contains customary affirmative and negative covenants that, among other things, require the Lender’s consent in order for the Company to:

•	pledge or otherwise encumber assets other than to the Lender, subject to certain exceptions;

•	enter into additional borrowings or guarantees, except for ordinary course of business trade debt and debt subordinated to the Lender, subject to certain exceptions;

•	repurchase capital stock; and

•	pay dividends.

The Loan Agreement also contains a financial covenant which requires the Company to maintain a specified ratio of (i) unrestricted cash plus net billed accounts receivable to (ii) obligations under the Loan Agreement plus current liabilities, which ratio is tested on a quarterly basis.

The foregoing description is not complete and is qualified in its entirety by reference to the full Loan Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01. Other Events.

On January 3, 2013, the Company issued a press release announcing the entry into the Loan Agreement. The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Loan and Security Agreement by and between Rubicon Technology, Inc. and Silicon Valley Bank, dated as of January 2, 2013

99.1	Press Release dated January 3, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUBICON TECHNOLOGY, INC.

Dated: January 3, 2013	By:	/s/ William F. Weissman
Name: William F. Weissman
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Loan and Security Agreement by and between Rubicon Technology, Inc. and Silicon Valley Bank, dated as of January 2, 2013

99.1	Press Release dated January 3, 2013

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